Exhibit 99.2 Press release of Sequiam Corporation dated May 26, 2004.

                               SEQUIAM CORPORATION
                        LISTS ON FRANKFURT STOCK EXCHANGE


Orlando, FL - May 26, 2004 - Sequiam Corporation (OTCBB:SQUM; FWB:RSQ) announced today that the company had begun trading on the Frankfurt Stock Exchange under the symbol RSQ on May 24, 2004. The listing is part of the company's effort to diversify its shareholder base in order to enhance liquidity and decrease volatility.

Nick VandenBrekel, Sequiam's President, Chief Executive Officer and Chairman, remarked, "Listing on the Frankfurt Stock Exchange will increase the profile of Sequiam Corporation with investors, both institutional and retail, in Germany and across Europe. We have had high levels of interest expressed from European investors, and this opportunity to broaden our shareholder base comes at an excellent time for the company as we move into the next phase of our corporate growth initiative.''

The Frankfurt Stock Exchange is the world's third largest organized exchange-trading market in terms of turnover and dealings in securities. It accounts for more than 85 percent of the total securities turnover in Germany and is the largest of the eight German stock exchanges. It ranks third in the
world behind the NYSE and NASDAQ markets.   It offers its clients only floor
trading through brokers and, since the launch of XETRA, also provides fully-electronic trading facilities, whereby orders from any point in the globe are automatically inputted into the order book on the central computer.

About Sequiam

Sequiam Corporation (www.sequiam.com) is an information management, software and security Technology Company specializing in biological identification security systems, web-based application services for business as well as education and travel industries. The Orlando-based company (OTCBB:SQUM) has developed proprietary and cost-effective turnkey and customized software and hardware solutions to document management as well as security access challenges. Sequiam has also developed an Internet-based engine for use by Convention and Visitor Bureaus (CVBs) which enable visitors to book hotel, attraction, activity, airline, cruise, restaurant and rental car reservations directly on the CVB website.

For  more  information  on  the  Company,  please  visit  www.sequiam.com.

Forward-Looking  Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The company


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assumes  no  obligations  to  update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.


SEQUIAM  CORPORATION
300  Sunport  Lane
Orlando,  FL  32809
407-541-0773

SEQUIAM  CORPORATION  IS:

SEQUIAM  SOFTWARE,  INC.
SEQUIAM  SPORTS,  INC.
SEQUIAM  BIOMETRICS,  INC.
SEQUIAM  EDUCATION,  INC.

Makers  of:  BioVault(TM),  IRP(TM),  and  Book  It  Rover(TM)

    Visit  our  websites:
    www.sequiam.com
    www.sequiambiometrics.com
    www.sequiamsports.com
    www.bookitrover.com
    -------------------


SOURCE:  Sequiam  Corporation

CONTACT:
                  The  Eversull  Group,  Inc.
                  Investor  Relations
                  Jack  Eversull,  972-991-1672
                  972-991-7359  fax
                  jack@theeversullgroup.com


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